UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2019 (October 11, 2019)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3400 Cumberland Boulevard Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780
333-159809	HD SUPPLY, INC. 3400 Cumberland Boulevard Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common stock, $0.01 par value per share	HDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2019, the board of directors (collectively, the “Board”) of HD Supply Holdings, Inc. (“Holdings”) and HD Supply, Inc. (collectively, the “Company”) appointed Stephen J. Konenkamp to serve as a member of the Company’s Board until the next annual meeting of stockholders and until his successor is elected and duly qualified. The Board has determined that Mr. Konenkamp is an independent director under the applicable independence requirements of the Nasdaq Stock Market and the Securities Exchange Act of 1934. The Board also appointed Mr. Konenkamp to serve as a member of the Board’s Audit Committee and designated him as an “audit committee financial expert” as such term is defined by Item 407(d)(5)(ii) of Regulation S-K. In connection with Mr. Konenkamp’s appointment, the Board increased the size of the Board from eight to nine members.

Stephen J. Konenkamp, age 61, retired in June 2019 after 38 years (26 as a partner) with Ernst & Young LLP and its affiliates (“EY”). From January 2014 until his retirement, he served as EY’s Global Deputy Vice Chair, Assurance Services with responsibility for leading EY's audit, fraud investigation and accounting advisory services globally. Prior to this, he served as EY's Americas Deputy Vice Chair, Assurance from July 1, 2011 to December 31, 2014 and as Assurance Managing Partner of EY's Southeast Region from July 2009 to June 2011. From 1993 until 2010, he served as an audit partner with EY responsible for audits of both public and private companies. He received a Bachelor of Business Administration and Master of Accountancy from the University of Georgia and is a Certified Public Accountant. Mr. Konenkamp brings to the board significant operational and risk management experience, as well as extensive expertise in accounting and auditing, with 38 years of experience leading audits, audit practices, and overseeing teams leading audits.

Mr. Konenkamp will participate in Holdings’ standard outside director compensation program, filed as Exhibit 10.3 to the HD Supply Holdings, Inc. (File No. 001-35979) and HD Supply, Inc. (File No. 333-159809) quarterly report on Form 10-Q filed on September 6, 2017, including a pro-rated annual equity retainer based on the date he joined Holdings’ board of directors, under the same terms and conditions as provided in the form of Director Restricted Stock Unit Agreement filed as Exhibit 10.57 to Holdings’ registration statement on Form S-1/A filed on June 13, 2013. Mr. Konenkamp will enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Mr. Konenkamp and any officer or other director of the Company. There are no related party transactions between Mr. Konenkamp and the Company that would be reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Konenkamp and any other person pursuant to which he was selected as a director. There are no agreements or arrangements between third parties and Mr. Konenkamp that provide for compensation or other payment in connection with his Board service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2019	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2019	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary